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                                                                 EXHIBIT (I)(19)

                               ECLIPSE FUNDS INC.

                             ARTICLES SUPPLEMENTARY

      Eclipse Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("SDAT") that:

      FIRST: Under a power contained in Article V, Section 5.7 of the charter of the Corporation (the "Charter") and pursuant to Sections 2-105(a)(9) and 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board"), by resolutions duly adopted at a meeting held on December 14-15, 2004:

      - reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Conservative Allocation Fund, Class A Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Conservative Allocation Fund, Class B Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Conservative Allocation Fund, Class C Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Conservative Allocation Fund, Class I Shares, par value $0.01 per share, reclassified 50,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Conservative Allocation Fund, Class R1 Shares, par value $0.01 per share, and reclassified 50,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Conservative Allocation Fund, Class R2 Shares, par value $0.01 per share;
      - reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Allocation Fund, Class A Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Allocation Fund, Class B Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Allocation Fund, Class C Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Allocation Fund, Class I Shares, par value $0.01 per share, reclassified 50,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Allocation Fund, Class R1 Shares, par value $0.01 per share, and reclassified 50,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Allocation Fund, Class R2 Shares, par value $0.01 per share;
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      -  reclassified 250,000,000 authorized but unisssued shares of its Common
         Stock, par value $0.01 per share, as MainStay Moderate Growth Allocation Fund, Class A Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Growth Allocation Fund, Class B Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Growth Allocation Fund, Class C Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Growth Allocation Fund, Class I Shares, par value $0.01 per share, reclassified 50,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Growth Allocation Fund, Class R1 Shares, par value $0.01 per share, and reclassified 50,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Moderate Growth Allocation Fund, Class R2 Shares, par value $0.01 per share; and
      - reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Growth Allocation Fund, Class A Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Growth Allocation Fund, Class B Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Growth Allocation Fund, Class C Shares, par value $0.01 per share, reclassified 250,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Growth Allocation Fund, Class I Shares, par value $0.01 per share, reclassified 50,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Growth Allocation Fund, Class R1 Shares, par value $0.01 per share, and reclassified 50,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as MainStay Growth Allocation Fund, Class R2 Shares, par value $0.01 per share, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of Common Stock, par value $0.01 per share, of the Corporation, as set forth in ARTICLE V of the Charter and in any other provisions of the Charter relating to stock of the Corporation generally.

   SECOND: Immediately after these Articles Supplementary are accepted for record by the SDAT, the classes and series of Common Stock of the Corporation shall be as follows:
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
                                                               AUTHORIZED SHARES
              NAME OF SERIES                 NAME OF CLASS       (IN MILLIONS)
--------------------------------------------------------------------------------
MainStay Floating Rate Fund                        A                  250
MainStay Floating Rate Fund                        B                  250
MainStay Floating Rate Fund                        C                  250
MainStay Floating Rate Fund                        I                  250
MainStay Intermediate Term Bond Fund               A                  250
MainStay Intermediate Term Bond Fund               B                  250
MainStay Intermediate Term Bond Fund               C                  250
MainStay Intermediate Term Bond Fund               I                  250
MainStay Intermediate Term Bond Fund               R1                 250
MainStay Intermediate Term Bond Fund               R2                 250
MainStay Indexed Bond Fund                         A                  250
MainStay Indexed Bond Fund                         B                  250
MainStay Indexed Bond Fund                         C                  250
MainStay Indexed Bond Fund                         I                  250
MainStay Indexed Bond Fund                         R1                 250
MainStay Indexed Bond Fund                         R2                 250
MainStay S&P 500 Index Fund                        A                  250
MainStay S&P 500 Index Fund                        B                  250
MainStay S&P 500 Index Fund                        C                  250
MainStay S&P 500 Index Fund                        I                  250
MainStay S&P 500 Index Fund                        R1                 250
MainStay S&P 500 Index Fund                        R2                 250
MainStay Cash Reserves Fund                        I                 4000
MainStay Cash Reserves Fund                   Sweep Shares           4000
MainStay Asset Manager Fund                        A                  250
MainStay Asset Manager Fund                        B                  250
MainStay Asset Manager Fund                        C                  250
MainStay Asset Manager Fund                        I                  250
MainStay Asset Manager Fund                        R1                 250
MainStay Asset Manager Fund                        R2                 250
MainStay Short Term Bond Fund                      A                  250
MainStay Short Term Bond Fund                      B                  250
MainStay Short Term Bond Fund                      C                  250
MainStay Short Term Bond Fund                      I                  250
MainStay Short Term Bond Fund                      R1                 250
MainStay Short Term Bond Fund                      R2                 250
MainStay All Cap Value Fund                        A                  250
MainStay All Cap Value Fund                        B                  250

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
                                                               AUTHORIZED SHARES
              NAME OF SERIES                 NAME OF CLASS       (IN MILLIONS)
--------------------------------------------------------------------------------
MainStay All Cap Value Fund                        C                  250
MainStay All Cap Value Fund                        I                  250
MainStay All Cap Value Fund                        R1                 250
MainStay All Cap Value Fund                        R2                 250
MainStay All Cap Growth Fund                       A                  250
MainStay All Cap Growth Fund                       B                  250
MainStay All Cap Growth Fund                       C                  250
MainStay All Cap Growth Fund                       I                  250
MainStay All Cap Growth Fund                       R1                 250
MainStay All Cap Growth Fund                       R2                 250
MainStay Conservative Allocation Fund              A                  250
MainStay Conservative Allocation Fund              B                  250
MainStay Conservative Allocation Fund              C                  250
MainStay Conservative Allocation Fund              I                  250
MainStay Conservative Allocation Fund              R1                  50
MainStay Conservative Allocation Fund              R2                  50
MainStay Moderate Allocation Fund                  A                  250
MainStay Moderate Allocation Fund                  B                  250
MainStay Moderate Allocation Fund                  C                  250
MainStay Moderate Allocation Fund                  I                  250
MainStay Moderate Allocation Fund                  R1                  50
MainStay Moderate Allocation Fund                  R2                  50
MainStay Moderate Growth Allocation Fund           A                  250
MainStay Moderate Growth Allocation Fund           B                  250
MainStay Moderate Growth Allocation Fund           C                  250
MainStay Moderate Growth Allocation Fund           I                  250
MainStay Moderate Growth Allocation Fund           R1                  50
MainStay Moderate Growth Allocation Fund           R2                  50
MainStay Growth Allocation Fund                    A                  250
MainStay Growth Allocation Fund                    B                  250
MainStay Growth Allocation Fund                    C                  250
MainStay Growth Allocation Fund                    I                  250
MainStay Growth Allocation Fund                    R1                  50
MainStay Growth Allocation Fund                    R2                  50
Common Stock (without further
classification)                                                     1,100

      THIRD: The shares reclassified hereunder have been reclassified by the Board under the authority granted to it in the Charter.

      FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

      FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
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      IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on February 23, 2005.


ATTEST:                                   ECLIPSE FUNDS INC.


_________________________                 __________________________
Marguerite E. H. Morrison                 Gary E. Wendlandt
Secretary                                 President